                                                                   EXHIBIT 27(e)

[ ]  TRANSAMERICA ASSURANCE COMPANY
[ ]  TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
[ ]  LIFE INVESTORS INSURANCE COMPANY OF AMERICA
[ ]  WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
[ ]  TRANSAMERICA LIFE INSURANCE COMPANY
     Hereafter known as the Company
     ADMINISTRATIVE OFFICE: 4333 EDGEWOOD ROAD NE, CEDAR RAPIDS, IOWA 52499

                            APPLICATION FOR INSURANCE

PROPOSED INSURED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Name (FIRST, M.I., LAST)                          Mailing Address

------------------------------------------------------------------------------------------------------------------------------------
Home Telephone No.     Work Telephone No.         Birth Date     Birth Place (STATE OR COUNTRY)     E-Mail Address
  (      )               (        )
------------------------------------------------------------------------------------------------------------------------------------
Height      Weight     Marital Status             Sex            U.S. Citizen        IF NO, GIVE IMMIGRATION STATUS/TYPE OF VISA:
                                                                 [ ] Yes   [ ] No

------------------------------------------------------------------------------------------------------------------------------------
Occupation & Duties           Gross Income Current Year _______________________      Social Security No. or Tax I.D. No.
                              Marginal  Tax Bracket     _______________________
                              Assets                    _______________________
                              Liabilities               _______________________      Drivers License No./State
                              Net Worth                 _______________________
                              Net Worth                 _______________________
                             (exclusive of home, furnishings, autos)
------------------------------------------------------------------------------------------------------------------------------------
Have you used any tobacco within the last 5 years?   [ ] Yes    [ ] No    If yes, list type and when used last ____________________
------------------------------------------------------------------------------------------------------------------------------------

BENEFICIARY       (UNLESS OTHERWISE NOTED, THE BENEFICIARY OF OTHER PERSONS
                  PROPOSED FOR COVERAGE WILL BE THE PROPOSED INSURED.)

Primary                                                 Relationship
--------------------------------------------------------------------
Primary                                                 Relationship
--------------------------------------------------------------------
Primary                                                 Relationship
--------------------------------------------------------------------
Contingent                                              Relationship


OWNER(S) (UNLESS OTHERWISE NOTED, THE OWNER WILL BE THE INSURED. FOR FLORIDA APPLICANTS, YOU MAY NAME A SECONDARY ADDRESSEE TO RECEIVE NOTICE OF POSSIBLE LAPSE IN COVERAGE - COMPLETE THE ADDITIONAL INFORMATION SECTION.)

Name                      Relationship to Proposed Insured            Social Security Number

--------------------------------------------------------------------------------------------
Address                   Birth Date                                  Phone
                                                                      (      )
--------------------------------------------------------------------------------------------

POLICY INFORMATION

Plan:_______________________________________          Amount of Insurance              Planned Premium
[ ] Option 1     [ ] Option 2     [ ] Option 3        $                                $

Mode of Payment
[ ] Quarterly    [ ] Semi-Annual      [ ] Annual   [ ] Other __________________________________
------------------------------------------------------------------------------------------------------

BENEFIT/RIDERS                                COMPLETE FOR ALL VARIABLE PRODUCTS

                                     Benefit Units or %                FUND ELECTION              Percentage
[ ] Exchange of Insured Rider      _____________________          _________________________    _________________
[ ] Term Insurance Rider           _____________________          _________________________    _________________
[ ] Other                          _____________________          _________________________    _________________
[ ] Other                          _____________________          _________________________    _________________
[ ] Other                          _____________________          _________________________    _________________

SUITABILITY FOR VARIABLE LIFE INSURANCE POLICY

Complete for all variable plans:
(a) Have you, the Applicant, received the current Prospectus for the policy?................   [ ] Yes   [ ] No

(b) DO YOU UNDERSTAND THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY OPTIONAL
    BENEFITS), THE AMOUNT OF DEATH BENEFIT AND THE ENTIRE AMOUNT OF THE POLICY CASH VALUE
    MAY INCREASE OR DECREASE DEPENDING UPON INVESTMENT EXPERIENCE? .........................   [ ] Yes   [ ] No

(c) With this in mind, is the policy in accord with your insurance objectives and your
    anticipated financial needs?............................................................   [ ] Yes   [ ] No

                                                                                                                  Used Tobacco in
                                                                                                                   last 5 years?
Name of Other            Birth                              Social Security   Relationship to    Amount of     If yes, list type and
Proposed Insured(s)      Date     Sex   Height    Weight         Number           Insured        Insurance         when used last
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   [ ] Yes [ ] No
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   [ ] Yes [ ] No
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   [ ] Yes [ ] No
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   [ ] Yes [ ] No
------------------------------------------------------------------------------------------------------------------------------------

LIFE INSURANCE IN FORCE

Insured's Name                    Company/ Policy Number                    Face Amount
-----------------------------------------------------------------------------------------------
                                                                            $
-----------------------------------------------------------------------------------------------
                                                                            $
-----------------------------------------------------------------------------------------------
                                                                            $
-----------------------------------------------------------------------------------------------
                                                                            $
-----------------------------------------------------------------------------------------------

PERSONAL PHYSICIAN(S)

(Name of Proposed Insured       Personal Physician(s) Name, Address, Phone Number           Date Last Visited, Reason, Result
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

GENERAL QUESTIONS Complete the following. FOR YES ANSWERS, GIVE FULL DETAILS IN THE SPACE PROVIDED ON THE NEXT PAGE.

1.   Will the insurance applied for replace or change any existing insurance or annuity?                    [ ] Yes   [ ] No
HAVE YOU OR ANY PROPOSED INSURED,
2.   Had any health, disability or life insurance pending or contemplated with another company?             [ ] Yes   [ ] No
3.   Been declined, postponed, offered a rated or modified life, health or disability policy or
     been denied reinstatement?                                                                             [ ] Yes   [ ] No
4.   Within the past 5 years,
     a.   Been cited or convicted of a moving violation, including DUI, or had a driver's license
          suspended or revoked?                                                                             [ ] Yes   [ ] No
          (If yes, provide state and drivers license number.)
     b.   Been or is now fully or partially disabled?                                                       [ ] Yes   [ ] No
     c.   Been charged with or convicted of any felony or been on probation?                                [ ] Yes   [ ] No
5.   Within the past 2 years,
     a.   Taken part in any type of racing, mountain climbing, underwater or sky diving, hang
          gliding or plan  to?                                                                              [ ] Yes   [ ] No
     b.   Flown other than as a passenger, or plan to? (If yes, complete the Aviation Supplement.)          [ ] Yes   [ ] No
     c.   Foreign residence or travel contemplated?                                                         [ ] Yes   [ ] No
6.   Within the past 10 years, used drugs (such as: hallucinogens, barbiturates, excitants or narcotics) except as medication prescribed by a physician, or been treated or counseled for
     drug or alcohol use?                                                                                   [ ] Yes   [ ] No
7.   Family History: Is there a history of cardiovascular disease or cancer in parents/siblings
     prior to age 60?                                                                                       [ ] Yes   [ ] No
8.   Do you exercise? If yes, describe type, how often per week and how long per session.                   [ ] Yes   [ ] No
9.   Do you drink alcoholic beverages? If yes, please provide type of drinks, number of occasions
     per year and the number of drinks consumed on those occasions.                                         [ ] Yes   [ ] No
10.  Have you had any weight change in the past year?                                                       [ ] Yes   [ ] No

MEDICAL QUESTIONS Each question must be individually asked and answered. FOR YES ANSWERS, GIVE FULL DETAILS IN THE SPACE PROVIDED ON THE NEXT PAGE.

Within the past 10 years, has any proposed insured been treated or diagnosed by a health care professional as having any disease or disorder of the:
1.   Blood or circulatory system (such as: heart attack, heart disease, palpitations, heart murmur,
     or chest pain, high blood pressure, stroke, anemia)?                                                   [ ] Yes   [ ] No
2.   Respiratory system (such as: emphysema, asthma, shortness of breath, chronic cough or sleep
     apnea)?                                                                                                [ ] Yes   [ ] No
3.   Brain or nervous system (such as seizures, epilepsy, multiple sclerosis, mental illness,
     depression, suicide attempt, eating disorder, dementia or Alzheimer's disease)?                        [ ] Yes   [ ] No
4.   Sugar, albumin, or blood in urine, or other illness or disease of the kidneys, bladder, or
     urinary system, prostate, breast, sexually transmitted disease or any other reproductive disorder?     [ ] Yes   [ ] No
5.   Stomach, intestine, liver (such as: ulcer, colitis, Crohn's disease or hepatitis)?                     [ ] Yes   [ ] No
6.   Endrocrine system, muscles or bone (such as diabetes, thyroid, lupus,  arthritis, or back
     problems)?                                                                                             [ ] Yes   [ ] No
7.   Cancer, tumor, polyps, melanoma or other malignancy?                                                   [ ] Yes   [ ] No
8.   Had or been advised to have a check-up, consultation, lab test, EKG, X-ray or other diagnostic
     test?                                                                                                  [ ] Yes   [ ] No
9.   Are you currently under the observation of a physician or  taking medication?                          [ ] Yes   [ ] No

For all states other than those listed below, you must answer question 10.

PLEASE COMPLETE THE AIDS QUESTION FOR THE STATE THE APPLICATION IS SIGNED IN AS INDICATED IN THE AUTHORIZATION SECTION. IF THIS STATE IS NOT LISTED, ANSWER THE FIRST QUESTION.

FOR APPLICANTS IN:

10)  Have you or any Proposed Insured EVER been diagnosed as having or been treated for AIDS, or
     AIDS Related Complex (ARC) or tested positive for the AIDS virus?                                      [ ] Yes   [ ] No
FOR APPLICANTS IN:

ARIZONA            Have you or any Proposed Insured EVER, been diagnosed as having or been treated
                   for AIDS, or AIDS Related Complex (ARC)?                                                 [ ] Yes   [ ] No

CALIFORNIA         Have you or any Proposed Insured EVER, had or been told you/they have AIDS, or
                   AIDS Related Complex (ARC), or been tested for HIV antibodies for the purpose of
                   obtaining insurance?                                                                     [ ] Yes   [ ] No

CONNECTICUT        Have you or any Proposed Insured EVER, been diagnosed as having or been treated for Acquired Immune Deficiency Syndrome (AIDS), AIDS Related Complex (ARC), or
                   AIDS related conditions?                                                                 [ ] Yes   [ ] No

FLORIDA            Have you or any Proposed Insured EVER, tested positive for exposure to the HIV
                   infection, or been diagnosed as having ARC, or AIDS caused by the HIV infection?         [ ] Yes   [ ] No

GEORGIA, HAWAII,   Have you or any Proposed insured EVER, been diagnosed as having or been treated,
ILLINOIS, NEW      by a member of the medical profession for AIDS, or AIDS Related Complex (ARC)?           [ ] Yes   [ ] No
JERSEY

MAINE              Have you or any Proposed Insured EVER, been diagnosed as having or been treated for AIDS, or AIDS Related Complex (ARC)? ANSWER THIS QUESTION NO IF YOU HAVE
                   TESTED POSITIVE FOR HIV AND HAVE NOT DEVELOPED SYMPTOMS OF THE DISEASE AIDS.             [ ] Yes   [ ] No

MARYLAND,          Have you or any Proposed Insured EVER, been diagnosed as having or been treated
MASSACHUSETTS,     for Acquired Immune Deficiency Syndrome (AIDS) or AIDS Related Complex (ARC), or
NEW MEXICO, and    tested positive for Human Immunodeficiency Virus (HIV)?                                  [ ] Yes   [ ] No
NORTH CAROLINA

MISSOURI, OHIO     Have you or any Proposed Insured EVER, been diagnosed as having or been treated
                   for AIDS, or AIDS Related Complex (ARC) or tested positive for the HTLV-III test?        [ ] Yes   [ ] No

NORTH DAKOTA       Have you been diagnosed or treated by a member of the medical profession as having
                   AIDS, ARC or the HIV infection?                                                          [ ] Yes   [ ] No

VERMONT            Have you or any Proposed Insured EVER, been diagnosed, by a person licensed as a
                   medical physician, as having or been treated for AIDS or AIDS  Related Complex (ARC)?    [ ] Yes   [ ] No

WASHINGTON         Have you or any Proposed Insured EVER had or been treated or diagnosed by a member of the medical profession for immune deficiency disorder, AIDS (Acquired Immune
                   Deficiency Syndrome) or ARC (AIDS Related Complex) or test results indicating
                   exposure to the AIDS virus?                                                              [ ] Yes   [ ] No

WISCONSIN          Have you or any Proposed Insured EVER, been diagnosed, by a member of the medical profession as having or been treated for AIDS, or AIDS Related Complex (ARC) or tested positive for the AIDS virus? Tests for HIV/AIDS must be limited to
                   FDA-licensed blood test. Test results received at anonymous counseling and
                   testing sites or from home test kits need not be disclosed.                              [ ] Yes   [ ] No

ADDITIONAL INFORMATION  EXPLAIN ALL "YES" ANSWERS BELOW.

Question          Name of                                     Details to General and Medical Questions
 Number       Proposed Insured      (Diagnosis, Dates, Durations) Medical Facilities &Physicians Names, Addresses, Phone  Numbers
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

                                  FRAUD WARNING

The following states require that insurance applicants acknowledge a fraud warning statement. Please refer to the fraud warning statement for your state as indicated below.

FOR APPLICANTS IN     ARKANSAS, LOUISIANA

                      Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

FOR APPLICANTS IN     COLORADO

                      It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FOR APPLICANTS IN     FLORIDA

                      Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony in the third degree.

FOR APPLICANTS IN     KENTUCKY, OHIO, and PENNSYLVANIA

                      Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

FOR APPLICANTS IN     MAINE, VIRGINIA, TENNESSEE and DISTRICT OF COLUMBIA

                      It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

FOR APPLICANTS IN     MINNESOTA

                      A person who files a claim with intent to defraud or helps commit a fraud against an insurer is guilty of a crime.

FOR APPLICANTS IN     NEW JERSEY

                      Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

FOR APPLICANTS IN     NEW MEXICO

                      Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and criminal penalties.

UNDER PENALTIES OF PERJURY, I HEREBY CERTIFY (1) THAT THE SOCIAL SECURITY OR TAXPAYER I.D. NUMBER ABOVE ON THIS APPLICATION IS CORRECT AND (2) THAT I AM CURRENTLY NOT SUBJECT TO BACKUP WITHHOLDING. [CROSS OUT (2) IF NOT CORRECT.] SEE BELOW***

     The statements and answers on this Application are true and complete to the best of my knowledge and belief. It is agreed that (a) this application and any amendments hereto, shall be the basis of any insurance granted; (b) no agent has authority to waive the answer to any question in the application, to pass on insurability, to waive any of the other Company's rights or requirements or to make or alter any contract; and (c) no insurance or annuity shall be considered in force unless and until a policy shall have been issued by the Company and said policy manually received and accepted by the Applicant and the full first premium paid thereon, all during the lifetime and before any change in the insurability of any person proposed for insurance from that stated herein.

     The Company shall have sixty days from the date hereof within which to consider and act on this application and if within such period a policy has not been received by the Applicant or if notice of approval or rejection has not been given, then this application shall be deemed to have been declined by the Company.

     Unless otherwise stated the undersigned Applicant is the Premium Payor and the Owner of the policy applied for.

AUTHORIZATION: I authorize any licensed physician, medical practitioner, hospital, clinic, medical or medically related facility, Medical Information Bureau, the Veteran's Administration, or other health care provider, my employer and any consumer reporting agency or insurance company who possess information concerning any care, treatment or advice rendered to me to provide such information to the Company, its representatives or its reinsurers. A photocopy of this Authorization shall be considered as valid as the original, which I or my authorized representative may receive a copy of upon request. The Company, or its reinsurers, may release this information about me to its reinsurers, to the Medical Information Bureau or to another insurance company to which I have applied. This authorization is limited to a period of 30 months commencing on the date of this application. I represent that the foregoing statements are complete and true to the best of my knowledge and belief. I understand that the date coverage becomes effective for any policy applied for on this application will be the date recorded on the Policy Specification page, not the date the application is signed. I understand coverage will be effective when the first premium is paid, provided all persons proposed for insurance are acceptable to the company under its rules and limits as standard risks, on the plan and for the amount applied for and the rate of premium declared. I authorize payroll deduction of the premiums, and acknowledge receipt of the MIB Disclosure Notice and Fair Credit Reporting Act Notice.

***THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

Dated at ______________________________________   this ______________ day of __________________________ , ________
                city              state                                                 month                year

____________________________________________________      ________________________________________________________________
Signature of Proposed Insured                             Signature of Additional Insured
____________________________________________________      ________________________________________________________________
Signature of Applicant if Other Than Insured              Signature of Parent or Legal Guardian for Insured's 15
[ ] Owner             [ ] Other                           and under

Best time to call for a personal history interview  __________a.m. _________p.m.   Okay to contact at work?   Yes [ ] No [ ]

AGENT INFORMATION & SIGNATURE

___________________________________________   ____________________________________   ________________________
Signature of Agent                            (Print Last Name)                      Agent #

(______)____________________________________  (______)____________________________   ________________________
Telephone Number                              Fax Number                             E-mail address

___________________________________________   ____________________________________   ________________________
Split Agent Signature (If Applicable)         (Print Last Name)                      Agent #

(______)____________________________________  (______)_____________________________  ________________________
Telephone Number                              Fax Number                             E-mail address

Do you have any knowledge or reason to believe that the insurance applied for will replace or change any existing insurance or annuity? Yes [ ] No [ ]

If yes, what company? _____________________________ Policy # ___________________

SUBMIT SPECIAL REPLACEMENT FORM IF REQUIRED IN YOUR STATE

ILLUSTRATION CERTIFICATION

[ ] I certify that no illustration was used by me or any other authorized agent of the Company in the sale of the life insurance to _______________________
                                                                APPLICANT
     on this date. An illustration conforming to the requirements of the __________________________ state regulation on illustrations will be
                STATE
      delivered to this applicant no later than the policy delivery date.

     ___________________________           _____________________________________
                DATE                                       AGENT

     I acknowledge that no illustration conforming to the policy applied for was provided to me at the point of sale. I understand an illustration conforming to the policy as issued will be provided to me no later than at the time of policy delivery.

     ___________________________           _____________________________________
                DATE                                     APPLICANT

                                 AGENT'S REPORT

How well do you know proposed insured?__________________________

                                                                           Yes     No

Do you know of any information not given in the application
which might affect the insurability of any person proposed
for insurance?                                                             [ ]    [ ]
(IF "YES", EXPLAIN IN REMARKS SECTION)

Is this case personal business? (Is it written on your
life, spouse, child, grandchild, parent, or spouse's
parent?)                                                                   [ ]    [ ]
(IF "YES", EXPLAIN IN REMARKS SECTION)

Did you see all of those to be insured on the date the
application was written?                                                   [ ]    [ ]
(IF "NO", EXPLAIN IN REMARKS SECTION)

Is insurance being applied for with any other company?                     [ ]    [ ]
(IF "YES", GIVE DETAILS IN REMARKS SECTION)

Did you witness the signing of the application?                            [ ]    [ ]
(IF "NO", EXPLAIN IN REMARKS SECTION)

Did you ask each question in this application exactly as
printed?                                                                   [ ]    [ ]
(IF "NO", EXPLAIN IN REMARKS SECTION)

If application is approved other than as requested:

[ ] Adjust to premium
[ ] Issue face amount as shown
Is applicant being examined by a medical doctor?                           [ ]    [ ]
Is an EKG being arranged?                                                  [ ]    [ ]
Is an exercise EKG being arranged?                                         [ ]    [ ]
Is a blood profile being arranged?                                         [ ]    [ ]

COMPLETE ONLY IF OWNER IS OTHER THAN INSURED

OWNER IS:      [ ] Corporation          [ ] Partnership
[ ] Individual [ ] Sole Proprietorship  [ ] Trust

Purpose of Policy
[ ] Personal Needs Analysis  [ ] Estate Liquidity
[ ] Mortgage                 [ ] Buy-Sell
[ ] Retirement               [ ] Key Employee
[ ] Education                [ ] Other

If application is for key-man insurance, on what basis was the applicant's value to the business determined?
________________________________________________________________________________

Who will pay the premium?_______________________________________________________

Total of other insurance on proposed insured payable to business._______________
________________________________________________________________________________
If partnership, give names of all partners.
________________________________________________________________________________
Are all other partners insured? If not, explain.
________________________________________________________________________________
Relationship of owner to Insured?
________________________________________________________________________________
How much life insurance is carried by

(a) Father ____________________ b) Mother ____________________
(c) If this application is greater than a or b above

(EXPLAIN IN REMARKS SECTION)

If the Proposed Insured is under age 15, list age of brothers and sisters and amount of insurance on each of their lives (IN REMARKS SECTION)

              Account  % if Split  % If Split
Agent's Name  Number   First Year    Renewal
---------------------------------------------
1.
---------------------------------------------
2.
---------------------------------------------
3.
---------------------------------------------
4.
---------------------------------------------

ADDITIONAL REMARKS/AND OR SPECIAL INSTRUCTIONS

I submit this application assuming full responsibility for delivery of any policy issued and for payment to the company of the first premium, when collected. I know of no condition affecting the insurability of the proposed insured not fully set forth herein. I will not deliver the policy, if the health of the insured has changed.

                 ______________________________________________
                           Signature of Writing Agent

Print name and account number of, and percentages for agent or agents who are to receive credit and commission.

        DETACH AND LEAVE WITH APPLICANT IF CASH IS PAID WITH APPLICATION

LIFE INSURANCE CONDITIONAL RECEIPT, the Company

PLEASE READ THIS CAREFULLY. ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE COMPANY. DO NOT MAKE CHECK PAYABLE TO AGENT OR LEAVE PAYEE BLANK.

Received from_____________________________________the sum_______________paid with a life insurance application to the Company. The application bears the same date as this receipt. There will be no coverage if the sum received is paid by a check which is uncollectible upon initial deposit. The full initial premium payment for the mode of payment chosen is required for this conditional receipt to be effective.

The person(s) proposed to be insured is (are)

No agent or broker is authorized to alter the terms of this Receipt, waive any requirements, or pass on insurability.

Dated at (City and State)         On (Date)                  Agent's Signature

The life insurance contract you have applied for with the Company will not become effective unless and until a contract is delivered to you. Subject to the conditions and limitations of this Receipt, conditional insurance as provided by the terms and conditions of the policy applied for will become effective prior delivery. No insurance will be provided under this Receipt unless and until all the following requirements are fulfilled during the lifetime of the person(s) proposed to be insured:

- AS OF THE EFFECTIVE DATE HEREIN DEFINED, EACH PERSON PROPOSED TO BE INSURED IS FOUND TO BE INSURABLE EXACTLY AS APPLIED FOR IN ACCORDANCE WITH THE COMPANY'S UNDERWRITING RULES AND STANDARDS, WITHOUT ANY MODIFICATIONS AS TO PLAN, AMOUNT, OR PREMIUM RATE;

- THE PAYMENT TAKEN FOR THIS RECEIPT IS NOT LESS THAN THE FULL INITIAL PREMIUM FOR THE MODE OF PAYMENT CHOSEN IN THE APPLICATION;

- ALL MEDICAL EXAMINATIONS, TESTS, AND OTHER SCREENINGS REQUIRED BY THE COMPANY ARE COMPLETED AND RECEIVED AT OUR HOME OFFICE WITHIN 60 DAYS FROM THE DATE OF THE COMPLETION OF THE APPLICATION; AND

- AS OF THE EFFECTIVE DATE, THE STATE OF HEALTH AND ALL FACTORS AFFECTING THE INSURABILITY OF EACH PERSON PROPOSED TO BE INSURED ARE STATED IN THE APPLICATION.

                         DETACH AND LEAVE WITH APPLICANT

INVESTIGATIVE CONSUMER REPORT PRE-NOTIFICATION to Proposed Insured And Other Proposed to be Insured, If Any

We may ask for an investigative consumer report in connection with your application. In addition, a report may be requested to update our records if you apply for more coverage. You may ask to be interviewed when such a report is being prepared. We will, upon your written request, let you know whether a report was requested and, if so, give you the name, address and telephone number of the agency making the report. By contacting that agency and giving proper identification, you may inspect or obtain a copy of the report. Ordinarily, it will be provided to third parties only if you authorize us in writing to do so. In rare instances, we may be required to prove some or all of the information without your consent.

Typically, the report will contain information as to character, general reputation, personal characteristics, health, job and finances. When applicable, it will contain information on your: past and present employment record (including job duties); driving record; health history; use of alcohol or drugs, sport, hobby or aviation activities, and marital status. The agency may get information by talking to you or members of your family, business associates, financial sources, neighbors and others you know. If you feel any information in our file is incorrect or incomplete, you may ask us to review it. If we agree, we will make any necessary corrections and inform anyone who received such information within the past two years. If we do not agree, you may file a statement of dispute with us. We will send that statement to anyone receiving such information in the past two years. We will also include it in any future disclosure of the disputed information.

[ ] TRANSAMERICA ASSURANCE COMPANY

[ ] TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

[ ] LIFE INVESTORS INSURANCE COMPANY OF AMERICA

[ ] WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

[ ] TRANSAMERICA LIFE INSURANCE COMPANY

    Hereafter known as the Company
    ADMINISTRATIVE OFFICE: 4333 EDGEWOOD ROAD NE, CEDAR RAPIDS, IOWA 52499

                     APPLICATION FOR LIFE INSURANCE - PART I

OWNER INFORMATION

NAME                                    RELATIONSHIP TO INSURED
______________________________________  ________________________________________

ADDRESS (Street, City, State, Zip)                    TAX ID # (*see Page 3)
_____________________________________________         __________________________

PRIMARY BENEFICIARY                     RELATIONSHIP TO INSURED
______________________________________  ________________________________________

POLICY INFORMATION:

PLAN OF INSURANCE
______________________________________

SPECIFIED AMOUNT INFORMATION

[ ] See attached Census

[ ] Face Amount $________________________________________

[ ] Face Amount equals Salary Multiple  [ ] 1x [ ] 2x [ ] 3x [ ] 4x [ ] 5x

       [ ] Other ____________

Is this an increase to an existing policy?   [ ] Yes [ ] No

DEATH BENEFIT OPTION:

[ ] Option 1 [ ] Option 2 [ ] Option 3

LIFE INSURANCE COMPLIANCE TEST:

Guideline Premium [ ] Cash Value Accumulation [ ]

PERSONAL FINANCIAL STATEMENT

(a) Gross Income Current Year         $ ____________________

(b) Marginal Tax Bracket              $ ____________________

(c) Assets                            $ ____________________

(d) Liabilities                       $ ____________________

(e) Net Worth                         $ ____________________

(f) Net Worth (exclusive of home      $ ____________________
    furnishings, automobiles)

COMPLETE FOR CORPORATION, PARTNERSHIP, PENSION
OR TRUST

(a) Current estimated value           $ ____________________

(b) Assets                   Liquid   $ ____________________

                          Nonliquid   $ ____________________

(c) Liabilities                       $ ____________________

For over $1 million applied coverage complete a separate financial questionnaire.

           COMPLETE FOR ALL VARIABLE PLANS

FUND ELECTION:                          Percentage

_________________________               __________
_________________________               __________
_________________________               __________
_________________________               __________
_________________________               __________
_________________________               __________
_________________________               __________
_________________________               __________

RIDERS
 _________________________________________________
 _________________________________________________
 _________________________________________________

PREMIUM

BILLING DATE

BILLING FREQUENCY [ ] Annual [ ] Quarterly [ ] Semi-Annual

SUITABILITY FOR VARIABLE LIFE INSURANCE POLICY

COMPLETE FOR ALL VARIABLE PLANS:

(a) Have you, the Applicant, received the current
    Prospectus for the policy?                                   [ ] Yes [ ] No

(b) DO YOU UNDERSTAND THAT UNDER THE POLICY APPLIED FOR
    (EXCLUSIVE OF ANY OPTIONAL BENEFITS), THE AMOUNT OF
    DEATH BENEFIT AND THE ENTIRE AMOUNT OF THE POLICY CASH
    VALUE MAY INCREASE OR DECREASE DEPENDING UPON INVESTMENT
    EXPERIENCE?                                                  [ ] Yes [ ] No

(c) With this in mind, is the policy in accord with your
    insurance objectives and your anticipated financial
    needs?                                                       [ ] Yes [ ] No

Will life insurance or annuity with any
company be replaced or changed if insurance
applied for is issued?                         [ ] Yes [ ] No

                                  FRAUD WARNING

The following states require that insurance applicants acknowledge a fraud warning statement.

Please refer to the fraud warning statement for your state as indicated below.

FOR APPLICANTS IN ARKANSAS, LOUISIANA

                  Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

FOR APPLICANTS IN COLORADO

                  It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FOR APPLICANTS IN FLORIDA

                  Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony in the third degree.

FOR APPLICANTS IN KENTUCKY, OHIO, and PENNSYLVANIA

                  Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

FOR APPLICANTS IN MAINE, VIRGINIA, TENNESSEE and DISTRICT OF COLUMBIA

                  It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

FOR APPLICANTS IN MINNESOTA

                  A person who files a claim with intent to defraud or helps commit a fraud against an insurer is guilty of a crime.

FOR APPLICANTS IN NEW JERSEY

                  Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

FOR APPLICANTS IN NEW MEXICO

                  Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and criminal penalties.

                    TAXPAYER IDENTIFICATION NUMBER STATEMENT

Under penalties of perjury, I hereby certify (1) that the Social Security or Taxpayer I.D. number on this application is correct and (2) that I am currently not subject to backup withholding. [Cross out (2) if not correct.]
See below **

AGREEMENT

I certify that all employees being insured under this application (see census) have consented to be insured, are actively at work for not less than 30 hours per week and have not been absent from work due to accident, illness or other condition for more than four consecutive days within the last 90 days prior to first becoming eligible to participate in the life insurance program being applied for.

I agree that I have read and understand all statements and answers in this application; that they are complete and true to the best of my knowledge and belief, and are correctly recorded whether written in my own hand or not.

I also agree that:

1. There will be no liability under this application until the policy is delivered to and accepted by the Owner and the full first premium due is paid while the Proposed Insured is alive and his/her state of health is as favorable as described in this application.

2. No modification may be made to the policy and no right of the Company may be waived unless agreed to in writing and signed by: A. The President; B. The Vice President; or C. The Secretary of the Company.

** The Internal Revenue Service does not require your consent to any provision of this document other than certifications required to avoid backup withholding.

Signature of Owner _________________________________ Date ______________________

Signed at (City and State) _____________________________________________________

AGENT INFORMATION AND SIGNATURE

For Agent. . .Will the insurance being applied for replace or change any existing insurance or annuity?

[ ] YES [ ] NO If yes, what company and policy no.?_____________________________

___________________________________________  ________  _________   _____________
LICENSED AGENT SIGNATURE (Print Last Name)   AGENT #   LICENSE #   TELEPHONE NO.

[ ]   TRANSAMERICA ASSURANCE COMPANY

[ ]   TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

[ ]   LIFE INVESTORS INSURANCE COMPANY OF AMERICA

[ ]   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

[ ]   TRANSAMERICA LIFE INSURANCE COMPANY

      Hereafter known as the Company
      ADMINISTRATIVE OFFICE: 4333 EDGEWOOD ROAD NE, CEDAR RAPIDS, IOWA 52499

                    APPLICATION FOR LIFE INSURANCE - PART II

INSURED INFORMATION

PROPOSED INSURED (First, Middle, Last)           SEX            AGE         BIRTHDAY (Mo-Day-Yr)
                                              [ ] Female
   ______________________________________     [ ] Male       __________    _______________________

RESIDENCE ADDRESS (Street, City, State, Zip)        PLACE OF BIRTH (State)         SOCIAL SECURITY NUMBER

   _________________________________________      ___________________________   _____________________________

PLEASE READ CAREFULLY AND COMPLETE ALL APPLICABLE INFORMATION

1.    Have you been ACTIVELY- AT-WORK*?                                                    YES       NO
      *ACTIVELY-AT-WORK is defined as: Performing all normal duties of the position on a full-time basis for not less than 30 hours per week and not absent from work due to accident, illness or other condition for more than four consecutive days within the last 90 days prior to first becoming eligible to participate in the life insurance program being applied for.
      The Company reserves the right to request recertification of the above information for deaths occurring within two years of the application date
      or any increase thereafter and to contest any claim during that period.              [ ]       [ ]

2.    Do you understand and agree that, if you are not working a minimum of 30 hours per week at the time your coverage would otherwise become effective, there will be no coverage until the date you return to work for a minimum
      of 30 hours per week?                                                                [ ]       [ ]

3.    Have you used tobacco in the last 12 months?                                         [ ]       [ ]
      If yes, what type(s)?_________________________________________________________

4.    Will the insurance being applied for replace or change any existing insurance
      or annuity? If yes, please give company                                              [ ]       [ ]
      name and policy number._________________________________________________________

PLEASE COMPLETE ONLY IF EVIDENCE OF INSURABILITY IS REQUIRED

1.    a.  Name of Insured's Personal Physician: _____________________________________________________________

      b.  Date and Reason Last Consulted: ___________________________________________________________________

2.    HEIGHT: _______ Feet _______ Inches         WEIGHT: _______ pounds

3.    EVIDENCE OF INSURABILITY                                                             YES       NO

      a.  Have you been hospitalized for a total of 7 or more days due to sickness in
          the past 12 months?                                                              [ ]       [ ]

      b.  Do you have or have you had in the last ten years, heart murmur, coronary artery disease, congestive heart failure,heart or circulatory surgery, stroke; emphysema, or other lung disease; diabetes, kidney disease, cirrhosis or other liver disease; mental or psychiatric disease or other disorders of the nervous system ; cancer; or sought treatment for
          alcoholism or drug abuse?                                                        [ ]       [ ]

For yes answers, give full details in the space provided on the next page.

For all states other than those listed below, you must answer question 4.

PLEASE COMPLETE THE AIDS QUESTION FOR THE STATE THE APPLICATION IS SIGNED IN AS INDICATED IN THE AUTHORIZATION SECTION. IF THIS STATE IS NOT LISTED, ANSWER THE FIRST QUESTION.

4)    Have you or any Proposed Insured EVER been diagnosed as having or been treated for
      AIDS, or AIDS Related Complex (ARC) or tested positive for the AIDS virus?              [ ] Yes   [ ] No

FOR APPLICANTS IN:

ARIZONA      Have you or any Proposed Insured EVER, been diagnosed as having or been
             treated for AIDS, or AIDS Related Complex (ARC)?                                 [ ] Yes   [ ] No

CALIFORNIA   Have you or any Proposed Insured EVER, had or been told you/they have AIDS, or AIDS Related Complex (ARC), or been tested for HIV antibodies for the
             purpose of obtaining insurance?                                                  [ ] Yes   [ ] No

CONNECTICUT  Have you or any Proposed Insured EVER, been diagnosed as having or been treated for Acquired Immune Deficiency Syndrome (AIDS), AIDS Related Complex
             (ARC), or AIDS related conditions?                                               [ ] Yes   [ ] No

FLORIDA      Have you or any Proposed Insured EVER, tested positive for exposure to the
             HIV infection, or been diagnosed as having ARC, or AIDS caused by the HIV
             infection?                                                                       [ ] Yes   [ ] No

GEORGIA, HAWAII, ILLINOIS, NEW JERSEY   Have you or any Proposed insured EVER, been
             diagnosed as having or been treated, by a member of the medical profession
             for AIDS, or AIDS Related Complex (ARC)?                                         [ ] Yes   [ ] No

MAINE        Have you or any Proposed Insured EVER, been diagnosed as having or been treated for AIDS, or AIDS Related Complex (ARC)? ANSWER THIS QUESTION NO IF
             YOU HAVE TESTED POSITIVE FOR HIV AND HAVE NOT DEVELOPED SYMPTOMS OF THE
             DISEASE AIDS.                                                                    [ ] Yes   [ ] No

MARYLAND, MASSACHUSETTS, NEW MEXICO, and NORTH CAROLINA Have you or any Proposed Insured
             EVER, been diagnosed as having or been treated for Acquired Immune Deficiency
             Syndrome (AIDS) or AIDS Related Complex (ARC), or tested positive for Human
             Immunodeficiency Virus (HIV)?                                                    [ ] Yes   [ ] No

MISSOURI, OHIO  Have you or any Proposed Insured EVER, been diagnosed as having or been treated for AIDS, or AIDS Related Complex (ARC) or tested positive for the
             HTLV-III test?                                                                   [ ] Yes   [ ] No

NORTH DAKOTA Have you been diagnosed or treated by a member of the medical profession as
             having AIDS, ARC or the HIV infection?                                           [ ] Yes   [ ] No

VERMONT      Have you or any Proposed Insured EVER, been diagnosed, by a person licensed as a medical physician, as having or been treated for AIDS or AIDS Related
             Complex (ARC)?                                                                   [ ] Yes   [ ] No

WASHINGTON   Have you or any Proposed Insured EVER had or been treated or diagnosed by a member of the medical profession for immune deficiency disorder, AIDS
             (Acquired Immune Deficiency Syndrome) or ARC (AIDS Related Complex) or test
             results indicating exposure to the AIDS virus?                                   [ ] Yes   [ ] No

WISCONSIN    Have you or any Proposed Insured EVER, been diagnosed, by a member of the medical profession as having or been treated for AIDS, or AIDS Related
             Complex (ARC) or tested positive for the AIDS virus? Tests for HIV/AIDS must be limited to FDA-licensed test. Test results received at anonymous counseling
             and testing sites or from home test kits need not be disclosed.                  [ ] Yes   [ ] No

ADDITIONAL INFORMATION Explain all "yes" answers below.
-------------------------------------------------------
Question            Name of                                  Details to General and Medical Questions
 Number         Proposed Insured      (Diagnosis, Dates, Durations) Medical Facilities & Physicians Names, Addresses, Phone Numbers
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                 FRAUD WARNING


The following states require that insurance applicants acknowledge a fraud warning statement.

Please refer to the fraud warning statement for your state as indicated below.

FOR APPLICANTS IN   ARKANSAS, LOUISIANA

                    Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

FOR APPLICANTS IN   COLORADO

                    It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FOR APPLICANTS IN   FLORIDA

                    Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony in the third degree.

FOR APPLICANTS IN   KENTUCKY, OHIO, and PENNSYLVANIA

                    Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

FOR APPLICANTS IN   MAINE, VIRGINIA, TENNESSEE and DISTRICT OF COLUMBIA

                    It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

FOR APPLICANTS IN   MINNESOTA

                    A person who files a claim with intent to defraud or helps commit a fraud against an insurer is guilty of a crime.

FOR APPLICANTS IN   NEW JERSEY

                    Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

FOR APPLICANTS IN   NEW MEXICO

                    Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and criminal penalties.

AGREEMENT

I agree that I have read and understand all statements and answers in this application; that they are complete and true to the best of my knowledge and belief, and are correctly recorded whether written in my own hand or not.

I also agree that:

1. There will be no liability under this application until the policy is delivered to and accepted by the Owner and the full first premium due is paid while the Proposed Insured is alive and his/her state of health is as favorable as described in this application.

2. No modification may be made to the policy and no right of the Company may be waived unless agreed to in writing and signed by: A. The President; B. The Vice President; or C. The Secretary of the Company.

AUTHORIZATION

I hereby authorize any licensed physician, medical practitioner, hospital, clinic or other medical or medically related facility, insurance company, the Medical Information Bureau, any consumer reporting agency, or other organization , institution or person that has any records or knowledge of me or my health, to give to the Company, or its reinsurers, any such information. A photographic copy of this authorization shall be as valid as the original. This authorization shall be valid, from the date signed below, for a period of two and one half years. I acknowledge receipt of the MIB Disclosure Notice and Fair Credit Reporting Act Notice.

Dated at________________________this_________________ day of___________ ,_______

Signed:_____________________________________
               Proposed Insured Signature

AGENT INFORMATION AND SIGNATURE

For Agent...Will the insurance being applied for replace or change any existing insurance or annuity?

[ ] YES  [ ] NO     If yes, what company and policy no.?_______________________

_____________________________________________  ____________  ______________   __________________
LICENSED AGENT SIGNATURE (Print Last Name)       AGENT #      LICENSE #         TELEPHONE NO.

-------------------------- DETACH AND LEAVE WITH APPLICANT ---------------------

MEDICAL INFORMATION BUREAU, INC., (MIB) PRE-NOTIFICATION to Proposed Insured And Other Persons Proposed to be Insured, If Any information regarding your insurability will be treated as confidential. We or our reinsurer(s) may, however, make brief report thereon to the Medical Information Bureau, Inc., a non-profit membership organization of life insurance companies which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is: Post Office Box 105; Essex Station; Boston, Massachusetts 02122; telephone number
(617)426-3660.

We or our reinsurer(s) may also release information in our file to other insurance companies to which you may apply for life or health insurance coverage to which a claim may be submitted.

-------------------------- DETACH AND LEAVE WITH APPLICANT ---------------------

INVESTIGATIVE CONSUMER REPORT PRE-NOTIFICATION to Proposed Insured And Other Proposed to be Insured, If Any We may ask for an investigative consumer report in connection with your application. In addition, a report may be requested to update our records if you apply for more coverage. You may ask to be interviewed when such a report is being prepared. We will, upon your written request, let you know whether a report was requested and, if so, give you the name, address and telephone number of the agency making the report. By contacting that agency and giving proper identification, you may inspect or obtain a copy of the report. Ordinarily, it will be provided to third parties only if you authorize us in writing to do so. In rare instances, we may be required to prove some or all of the information without your consent.

Typically, the report will contain information as to character, general reputation, personal characteristics, health, job and finances. When applicable, it will contain information on your: past and present employment record (including job duties); driving record; health history; use of alcohol or drugs, sport, hobby or aviation activities, and marital status. The agency may get information by talking to you or members of your family, business associates, financial sources, neighbors and others you know. If you feel any information in our file is incorrect or incomplete, you may ask us to review it. If we agree, we will make any necessary corrections and inform anyone who received such information within the past two years. If we do not agree, you may file a statement of dispute with us. We will send that statement to anyone receiving such information in the past two years. We will also include it in any future disclosure of the disputed information.